Exhibit 7C

Addendum to Question 7.c on Form N-SAR

List the name of each series and give a consecutive number to each series in excess of the 99 consecutive series permitted by the Form.

Please refer to the most recent shareholders report for additional information concerning the funds.

Series		Is this the Series last filing for this
Number	Series Name	series? (Y/N)
100	ACTIVE BOND TRUST	N
101	AMERICAN FUNDAMENTAL HOLDING TRUST	N
102	AMERICAN GLOBAL DIVERSIFICATION TRUST	N
103	AMERICAN GLOBAL GROWTH TRUST	N
104	AMERICAN GLOBAL SMALL CAP TRUST	N
105	AMERICAN HIGH-INCOME BOND TRUST	N
106	AMERICAN ASSET ALLOCATION TRUST	N
107	AMERICAN BOND TRUST	N
108	AMERICAN NEW WORLD TRUST	N
109	BOND INDEX TRUST A	N
110	BOND INDEX TRUST B	N
111	EMERGING MARKETS VALUE TRUST	N
112	FRANKLIN TEMPLETON FOUNDING ALLOCATION TRUST	N
113	GLOBAL REAL ESTATE TRUST	N
114	GROWTH AND INCOME TRUST	Y
115	HIGH INCOME TRUST	N
116	INCOME TRUST	N
117	INDEX ALLOCATION TRUST	N
118	INTERNATIONAL SMALL COMPANY TRUST	N
119	MANAGED TRUST	N
120	MID CAP INTERSECTION TRUST	N
121	MID CAP VALUE EQUITY TRUST	N
122	MID VALUE TRUST	N
123	MUTUAL SHARES TRUST	N
124	REAL ESTATE EQUITY TRUST	N
125	SHORT TERM BOND FUND	N
126	SM CAP INTRINSIC VALUE TRUST	N
127	SMALL CAP VALUE	N
128	SMALL COMPANY GROWTH TRUST	N
129	SPECTRUM INCOME TRUST	N
130	US MULTI SECTOR TRUST	N
131	VALUE & RESTRUCTURING TRUST	N
132	VISTA TRUST	N
133	FLOATING RATE INCOME TRUST	N
134	CORE ALLOCATION PLUS TRUST	N
135	GROWTH EQUITY TRUST	N
136	CAPITAL APPRECIATION VALUE TRUST	N
137	DISCIPLINED DIVERSIFICATION TRUST	N
138	AMERICAN DIVERSIFIED GROWTH AND INCOME TRUST	N